UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2013

NanoFlex Power Corporation
(Exact name of registrant as specified in its charter)

Florida	333-187308	46-1904002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17207 N Perimeter Dr., Suite 210
Scottsdale, AZ 85255
 (Address of Principal Executive Offices)

Universal Technology Systems Corp.
20 Trading Post Way
Medford Lakes, NJ 08055
(former name or former address, if changed since last report)

Registrant’s telephone number, including area code: 609-654-8839

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information in Item 5.03 with respect to the forward stock split of NanoFlex Power Corporation (f/k/a Universal Technology Systems Corp., the “Company”) is hereby incorporated by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective November 25, 2013, the Company amended its Articles of Incorporation (the “Amendments”) to: (i) change the Company’s name from “Universal Technology Systems Corp.” to “NanoFlex Power Corporation” (the “Name Change”), and (ii) implement a 1.2-for-1 forward stock split of its issued and outstanding common stock, par value $.0001 per share as of the record date of September 23, 2013 (the “Forward Split”).

In addition, as a result of the Name Change, our trading symbol will be “UTCHD” for 20 business days after the effectiveness of the Name Change and will be changed to a new symbol “OPVS” thereafter. Our new CUSIP number is 63009W108. The Amendments became effective on November 25, 2013, which was approved by the Financial Industry Regulatory Authority. A copy of the Amendments is filed herewith as Exhibit 3.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.1	Articles of Amendments to the Company’s Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoFlex Power Corporation

Date: December 2, 2013	By:	/s/ Robert J. Fasnacht
Name: Robert J. Fasnacht
Title: President